UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2015

HASHINGSPACE CORPORATION

(formerly known as Milestone International Corp.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-190726	30-0780061
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5700 Oakland Avenue, #200, St. Louis, Missouri 63110
(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 482-9585

Copies to:
Peter Campitiello, Esq.
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York 10019
Tel: 212-519-5109
Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission ("SEC") which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On July 10, 2015, HashingSpace Corporation, a Delaware corporation ("HSC") consummated a Stock Purchase Agreement whereby HashingSpace acquired 120,000,000 shares (the "Control Shares") of the common stock, par value $0.001 per share (the "Common Stock") of HashingSpace Corporation (the "Registrant" or the "Company") held by Yahor Bryshtsel.  The acquisition of the Shares, which represent approximately 78% of the outstanding shares of the Registrant's common stock, resulted in a change in control of the Registrant.  Also on July 6, 2015, Mr. Bryshtsel resigned as the Registrant's sole officer and director.  Timothy M. Roberts, the Chief Executive Officer of HSC was appointed as the Registrant's Chairman and Chief Executive Officer to fill such vacancy.

On July 10, 2015, the Registrant entered into and consummated an Agreement of Merger and Plan of Reorganization (the "Merger Agreement"), with HASH Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Acquisition") and HSC.    Pursuant to the terms of the Merger Agreement, Acquisition merged with and into HSC in a statutory reverse triangular merger (the "Merger") with HSC surviving as a wholly-owned subsidiary of the Registrant.  As consideration for the Merger, we issued the Shareholders of HSC (the "HSC Shareholders") an aggregate of One Hundred and Twenty Million (120,000,000) shares of our Common Stock issued to the HSC Shareholders in accordance with their pro rata ownership of HSC Shares and Six Hundred Thousand (600,000) shares of Series A Preferred Stock (collectively, the "Merger Shares").  Additionally, pursuant to the Merger Agreement, HSC agreed to retire and cancel the Control Shares it had acquired from Mr. Bryshtsel.  Following the Merger, the Registrant adopted the business plan of HSC in the Bitcoin mining operations and ASIC hosting industry.
Simultaneously upon closing of the Merger, the Registrant issued a total of 8,446,132 shares of Common Stock as a result of the conversion of an aggregate of $238,250 in convertible promissory notes (the "Notes") held by HSC. The Notes originally bore interest at the rate of ten percent (10%) per annum and were to mature in May and June of 2016.
FORM 10 DISCLOSURE
The Registrant was not a "shell company" (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Merger Agreement and the Amendment.  However, set forth below, pursuant to Item 2.01(f) of Form 8-K, is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company's securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Merger Agreement). The information provided below relates to the combined operations of the Company after its acquisition of HSC and completion of the Merger.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2015, the Registrant entered into and consummated the Merger Agreement. For a description of the Merger , and the material agreements entered into therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

MERGER WITH HASHINGSPACE CORPORATION

On July 10, 2015, HashingSpace Corporation, a Nevada corporation ("HashingSpace", the "Registrant" or the "Company"), entered into and consummated the Agreement of Merger and Plan of Reorganization (the "Merger Agreement") with HASH Acquisition Corp. a Delaware corporation and wholly-owned subsidiary of the Registrant, and HashingSpace Corporation, a Delaware corporation ("HSC").  Upon consummation of the transactions set forth in the Merger Agreement (the "Closing"), the Registrant adopted the business plan of HashingSpace.

Pursuant to the Merger Agreement, Acquisition merged with and into HSC in a statutory reverse triangular merger (the "Merger") with HSC surviving as a wholly-owned subsidiary of the Registrant.  As consideration for the Merger, the Registrant issued the shareholder of HSC (the "HSC Shareholders") an aggregate of One Hundred and Twenty Million (120,000,000) shares of our Common Stock and Six Hundred Thousand (600,000) shares of Series A Preferred Stock (collectively, the "Merger Shares") in accordance with the pro rata ownership of the HSC Shareholders.  As a result of the Merger, the HSC Shareholders received approximately seventy eight and six tenths of one percent (78.6%) of the issued and outstanding Common Stock of the Registrant.  Additionally, HSC agreed to retire and cancel the One Hundred Twenty Million (120,000,000) shares of common stock it had previously acquired (the "Control Shares").  Simultaneously upon closing of the Merger, the Registrant issued a total of 8,446,132 shares of Common Stock as a result of the conversion of an aggregate of $238,250 in convertible promissory notes (the "Notes") held by HSC. The Notes originally bore interest at the rate of ten percent (10%) per annum and were to mature May and June of 2016.  The parties have taken the actions necessary to provide that the Merger is treated as a "tax free exchange" under Section 368 of the Internal Revenue Code of 1986, as amended.  The Merger Agreement contains customary representations, warranties and covenants of the Registrant and HSC for like transactions.  The foregoing descriptions of the above referenced agreements do not purport to be complete.  For an understanding of their terms and provisions, reference should be made to the Merger Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K.

Further, effective July 6, 2015, Yahor Bryshtsel resigned as our sole officer and director Timothy M. Roberts was appointed as Chairman and Chief Executive Officer.  At the effective time of the Merger, Our Board of Directors and executive officers were reconstituted by the appointment of Terrance Taylor as Chief Financial Officer, Treasurer and Secretary, James Perse as Chief Operating Officer and EVP-Operations, Andrew Young, Chief Marketing Officer, Steven Chilton as Vice President of Research and Development and Multimedia Relations, Tony Cupini, EVP-Financial and David Husted as EVP-Business Development.

Pro Forma Ownership

Following the issuance of the Merger Shares and the retirement of the Control Shares, the former stockholders of HSC and/or their designees now beneficially own approximately seventy eight and six tenths of one percent (78.6%) of the total outstanding shares of the Registrant's Common Stock. For financial accounting purposes, the acquisition was a reverse acquisition of the Company by HSC, under the purchase method of accounting, and was deemed a recapitalization with HSC as the acquirer. Upon consummation of the Merger, the Company adopted the business plan of HSC.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to "we", "us" or "our" hereinafter in this Form 8-K are to the consolidated business of HashingSpace Corporation.

COMPANY OVERVIEW

HashingSpace Corporation ("HSC") was formed as a Delaware corporation on February 16, 2015.  Following the Merger with HSC, the Registrant intends to be a sophisticated comprehensive Bitcoin services company, offering competitive, state of the art products to capture market share in the Bitcoin services space. HashingSpace is an innovator of technology solutions with plans to bring together the fragmented market that is currently available to the bitcoin community. HashingSpace anticipates offering a wide range of services to include: HASH HOSTING, servers that are fully managed and specifically set-up for ASIC mining; HASHATM, an owner and operator of Bitcoin ATM machines; CLOUDHASH, cloud mining servers that can be rented with full hashing power; HASHWALLET, a Bitcoin wallet for bitcoin banking and transactions; HASHPOOL, a Software as a service Bitcoin mining pool; and HASHVAR, a wholesaler of Bitcoin Servers and Bitcoin ATM machines.

HashingSpace seeks to become the first full-service Bitcoin provider. To that end, HashingSpace intends to steadily add services to our platform that meet the needs and requirements of the Bitcoin community.

We anticipate the HashingSpace HASHPOOL mobile app may soon be available for both iOS and Android. We hope that the mobile app will be available in the other app stores, with the ultimate goal of increasing our reach to 100% of the mobile devices using Bitcoin services. Mobility is at the heart of growing customers, and our marketing efforts are expanding beyond our browser focused initiatives and into a series of highly targeted mobile campaigns across multiple platforms with the goal of aggressively promoting brand recognition and increasing mobile app installs of HashingSpace offerings.

HashingSpace has secured datacenter space in Washington State for the purpose of Bitcoin mining operations and ASIC hosting. Washington State has been chosen because of the availability of hydroelectric power and lower costs of electricity. This allows our customers and the company to consume electricity more cost effectively, thus generating larger profits for customers and the company.

Bitcoins and Digital Currency

Glossary:

Bitcoin: "Bitcoin", with capitalization, is used when describing the concept of Bitcoin, or the entire network itself.  "bitcoin", without capitalization, is used to describe bitcoins as a unit of account.

Block: A block is a record in the block chain that contains and confirms many waiting transactions.

Block Chain: The block chain is a public record of Bitcoin transactions in chronological order. The block chain is shared between all Bitcoin users. It is used to verify the permanence of Bitcoin transactions and to prevent double spending.

BTC: BTC is a common unit used to designate one bitcoin (B⃦).

Double Spend: When a user tries to spend their bitcoins to two different recipients at the same time, this is double spending. Bitcoin mining and the block chain prevent double spending and confirm which of the two transactions will be considered valid.

Hash Rate: The hash rate is the measuring unit of the processing power of the Bitcoin network. The Bitcoin network must make intensive mathematical operations for security purposes.

Mining: Bitcoin mining is the process of making computer hardware do mathematical calculations for the Bitcoin network to confirm transactions and increase security. As a reward for their services, Bitcoin miners can collect transaction fees for the transactions they confirm, along with newly created bitcoins. Mining is a specialized and competitive market where the rewards are divided up according to how much calculating is performed.

The Bitcoin Network

Bitcoin is a peer-to-peer digital currency that can be transferred instantly and securely between any two people in the world.  Bitcoins are the unit of currency of the Bitcoin system. New bitcoins are generated by the network through the process of "mining". Miners are awarded bitcoins each time they find the solution to a certain mathematical problem (and thereby create a new block).

This complete record of transactions is kept in the block chain, which is a sequence of records called blocks. All computers in the network have a copy of the block chain, which is kept updated by passing along new blocks to each other.  The bitcoin network collects all of the Bitcoin transactions made during a set period into a list, called a block. Bitcoin miners confirm those transactions, and write them into a general ledger.

When bitcoins are sent to someone, a message (transaction) is created attaching the new owner's public key to this amount of coins and signed with a private key. When this transaction is broadcast to the bitcoin network, the network is notified that the new owner of such coins is the owner of the new key. The sender's signature on the message verifies that the message and transaction is authentic. The complete history of transactions is kept by the network, so anyone can verify who is the current owner of any particular group of coins.

Bitcoins can be used to buy merchandise anonymously. In addition, international payments are easy and cheap because bitcoins are not tied to any country or subject to regulation.  Several marketplaces called "bitcoin exchanges" allow people to buy or sell bitcoins using different currencies.

Problems We Solve

HashingSpace is building a full service Bitcoin company intended to meet the needs and requirements of the Bitcoin community.

The current market leaders in Bitcoin offerings have focused on specific solutions to Bitcoin requirements but do not offer full service systems and products.

We feel HashingSpace addresses areas of growth and to seize opportunities to capture market share in future and emerging digital currency markets, as well as maximize potential revenue streams by automated initiatives which we intend to monetize through HashingSpace's online store.

Our Vision

HashingSpace was launched in 2015 with the intent to quickly achieve critical mass in the Bitcoin digital currency revolution. Bitcoins are a rapidly expanding market whose commercial viability has already been clearly established. We believe the evolution and expansion of Bitcoin services has largely been ignored and there is an opportunity to be a leader in Bitcoin services.

HashingSpace believes that its comprehensive services platform will create potential as a successful new entrant to the bitcoin service industry. HashingSpace intends to establish and build brand recognition and dedicated user bases by offering distinctive and focused services and products at competitive prices.

PRODUCTS AND SERVICES

Our products and services will be based on our unique mix of talents that provides our customers with unequalled solutions. The HashingSpace portfolio of services will be driven by technology software and hardware solutions. This expertise creates streamlined, web-based, productive and efficient practices in the innovation implementation arena.

We believe HashingSpace has designed the next-generation source of comprehensive Bitcoin service solutions. Our companies' suite of services includes the following:

HASH HOSTING

HashingSpace Corporation is a Bitcoin ASIC mining company and hosting provider. HashingSpace's planned 186,000 square foot, 50 megawatt datacenter is being designed to meet the demanding power and cooling requirements of clients' hosted Bitcoin mining gear and house up to 35 PH/s (Petahash) of Bitcoin mining equipment. We expect to continually expand our datacenter capacity to satisfy the shortage of low cost hosting facilities catering to the Bitcoin mining industry specifically.

HASHATM

The HashingSpace Bitcoin ATM machines are intended to allow Bitcoin users the ability to buy or remit Bitcoins conveniently and securely.

The HashingSpace Bitcoin ATM is expected to have the following features:

•	Elegant modern design
•	Steel tube interior structure securely anchored
•	Slim dimensions that make it easy to place anywhere
•	Speedy dispensing
•	Sturdy vault made of hardox steel
•	Global acceptance with counterfeit detection

HASHWALLET

Bitcoin wallets store the private keys that a bitcoin user needs to access a bitcoin address to spend funds. HashingSpace is designing a fully secure bitcoin wallet to be used for banking and transactions.

CLOUDHASH

HashingSpace intends to provide customers the option of renting our state of the art mining servers. Customers will access the mining servers they rent remotely and find a wide range of data available. This remote monitoring will allow our customers to have real time data to know that their mining servers are performing at the levels they require to be profitable.

HASHPOOL

Bitcoin mining pools allow bitcoin miners to pool their resources to maximize their mining capabilities. HashingSpace is creating the HASHPOOL that allows our customers to come together as a team and maximize their mining capabilities and profits. The HASHPOOL will also be offered as an app so customers can join and monitor the pool remotely.

HASHVAR

HashingSpace intends to be a valued added reseller of Bitcoin servers and Bitcoin ATM machines. Companies or individuals wishing to sell HashingSpace's Bitcoin mining servers and/or HashingSpace's Bitcoin ATM machines will find several alternative solutions on our website. This has the potential for generating substantial profits to both the sellers and the company.

COMPANY GROWTH STRATEGY

Marketing Campaign

Marketing Goal

The HashingSpace marketing goal is to establish HashingSpace as the most widely known and the best in class resource for Bitcoin mining and services. HashingSpace seeks to reduce costs to Bitcoin miners and increase their profitability. HashingSpace is committed to provide a wide range of services that manages the increasingly complex and fragmented services that currently exists in this market. HashingSpace intends to be the largest provider and distributor of innovative Bitcoin services and solutions.

Marketing Strategy

1.	Gain international recognition of HashingSpace Corporation and its Bitcoin products and services.
2.	Build brand awareness of HashingSpace and its numerous offerings.
3.	Position HashingSpace as the trusted source for business relationships within the Bitcoin community.
4.	Gain and leverage specific first hand endorsements from satisfied HashingSpace customers.
5.	Build strategic relationships with industry analysts, government agencies, financial/lending institutions, investors, and key customers who are strong advocates of and leaders in the Bitcoin industry.
6.	Identify and empower key researchers, technology experts and inventors by providing these leaders direct access to HashingSpace's technology platform.

Marketing Tactics

HashingSpace's marketing tactics to include:

1.	Participation in industry leading trade shows.

2.	Consistent series of executive/corporate communications highlighting new developments, new products and industry advances.
3.	Collateral materials including company background, product line, bundled services, and customer FAQs.
4.	Several affiliated marketing programs with the market leaders in related services.
5.	Online communication through placement ads on search engines as well as "traditional" print media.
6.	Effective Internet/web communications through www.hashingspace.com and the HashingSpace store.
7.	High profile aggressive public relations.

Trade Shows and Conferences

HashingSpace has an aggressive trade show and conference strategy.

The following is a list of future trade shows and conferences we plan to attend:

•	Inside Bitcoins Conference, Chicago, IL, July 10 – 11, 2015
•	Digital Currencies + The Blockchain Conference, New York City, NY July 28, 2015
•	Cryptolina Bitcoin Expo, Charlotte, NC, August 14 – 15, 2015
•	MTBIT Remittances & Blockchains Conference, Miami, FL November 9 – 12, 2015
•	Inside Bitcoins Conference, San Diego, CA, December 14 – 16, 2015

Bitcoin Associations

HashingSpace intends to join the Bitcoin Association and other worldwide associations that further Bitcoin technology.

Our Competition

Our competitors include BitFury, one of the world's biggest bitcoin mining companies, which has purchased land in the Republic of Georgia, where it plans to build a datacenter to host its mining hardware. The future Tbilisi facility will be BitFury's second datacenter in the former Soviet Republic. They also have a datacenter in Iceland.

KnCMiner, another company in this space, has bought land in its homeland of Sweden for similar purposes. KnCMiner has two datacenters in north Sweden. It plans to build several datacenters on this property and bring the first one online in September. The facility will provide 18,000 square feet of space for mining gear.  Both companies make bitcoin hardware and provide datacenter space for it.

Bitcoin Shop, Inc. is a U.S. publicly traded company involved with digital currencies that operates a transaction verification services business and ecommerce marketplace which accepts digital currencies.

While HashingSpace sees these companies as competitors in transaction verification services and datacenter hosting space, we don't believe these companies do offer the full range of services that we intend to offer.

Government Regulation

Government regulation in this industry is new. Recently, New York and California have made efforts to regulate Bitcoins. Of particular concern to governments are Bitcoin Exchanges. The potential for moving large sums of bitcoin money through these exchanges can foster illegal activities. The regulation of Bitcoin exchanges appears to be the major focus. From country to country, the regulations vary. Regulations of Bitcoins are new to governments and are currently a hotly debated topic.

MANAGEMENT AND EMPLOYEES

As of the date of this Report, we have eight employees. We currently outsource much of our product development and our marketing.

We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

PROPERTIES

None.

RESULTS OF OPERATIONS FOR THE PERIOD FROM NOVEMBER 12, 2014 (INCEPTION) THROUGH FEBRUARY 28, 2015

Revenue

We recognized $4,790 of revenue for the period from November 12, 2014 (inception) through February 28, 2015 which is attributable to fees earned from our transaction verification service business.

Cost of Revenue

Our cost of revenue for the period from November 12, 2014 (inception) through February 28, 2015 was $6,097; these costs represent power consumption by the Company's transaction verification servers.

Operating Expenses

We incurred $41,996 of operating expenses for the period from November 12, 2014 (inception) through February 28, 2015 that consisted of hosting and information services of $24,214, rent of $12,147, general and administrative expense of $5,783 and change in fair value of digital currencies of $(148).

LIQUIDITY AND CAPITAL RESOURCES

The Company has revenues from its datacenter mining servers. The Company's other known potential sources of capital are possible proceeds from private placements, issuance of notes payable, loans from its officers, and cash from future revenues after the Company commences sales. The Company may require additional financing to continue operations, and there is no assurance that such additional financing will be available.

POTENTIAL FUTURE PROJECTS AND CONFLICTS OF INTEREST

Members of the Company's Management may serve in the future as an officer, director or investor in other entities. Neither the Company nor any shareholder would have any interest in these projects. Management believes that they have sufficient resources to fully discharge their responsibilities to all projects they have organized or will organize in the future, if any.

GOVERNMENT REGULATION

We believe we are in compliance with applicable federal, state and other regulations and that we have compliance programs in place to ensure compliance going forward. There are no regulatory notifications or actions pending.

LEGAL MATTERS

None.

RELATED PARTY TRANSACTIONS

Lease

The Company leased office space under an informal sublease agreement with CloudWebStore, Inc. (CloudWebStore), a privately held company. The Company's Chief Executive Officer is also the Chief Executive Officer and majority shareholder of CloudWebStore. The remainder of the lease specified monthly payments of $8,690 for March through June 2015.

Effective June 11, 2015, CloudWebStore terminated their sub-lease agreement with the third-party sublessor. The termination of their agreement requires residual termination fee of $27,273. The Company is responsible for this termination fee.  On June 19, 2015, the Company made a $10,000 initial payment towards this termination fee.

From November 12, 2014 (Inception) through February 28, 2015, the Company incurred $12,147 of rent expense related to this agreement. In addition, prepaid rent of $8,692 is reflected on the accompanying balance sheet at February 28, 2015.

RISK FACTORS

OUR SECURITIES ARE HIGHLY SPECULATIVE, AND PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS CURRENT REPORT AND RELATED EXHIBITS, INCLUDING OUR FINANCIAL STATEMENTS.

RISK FACTORS ASSOCIATED WITH OUR BUSINESS

Risk Factors Related to Bitcoins and Digital Currencies

The lack of acceptance of Bitcoins would likely adversely and materially affect our business.

Bitcoins may be used, among other things, to buy and sell goods and services and are a new and rapidly evolving industry. The growth of Bitcoins is subject to a high degree of uncertainty. The factors affecting the further development of Bitcoins include:

●	Continued worldwide growth in the adoption and use of Bitcoins;

●	Government and quasi-government regulation of Bitcoins and their use, or restrictions on or regulation of access to and operation of Bitcoins;

●	Changes in consumer demographics and public tastes and preferences;

●	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using common currencies; and

●	General economic conditions and the regulatory environment relating to Bitcoins.

Intellectual property rights claims may adversely affect the operation of the Bitcoin network.

Third parties may assert intellectual property claims relating to the operation of Bitcoins and their source code. Any threatened litigation that reduces confidence in the Bitcoin Network's long-term viability or the ability of end-users to hold and transfer Bitcoins may adversely affect our ability to market and sell our goods and services, adversely affecting our ability to earn revenues.

Political or economic crises may motivate large-scale sales of Bitcoins, which could adversely affect our ability to earn revenues.

As an alternative to fiat currencies that are backed by central governments, crypto-currencies such as Bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of Bitcoins either globally or locally. Large-scale sales of Bitcoins may cause holders to leave the Bitcoin currency market, thereby possibly causing a reduction for the goods and services we offer and intend to offer.

Bitcoin services are an emerging market and our current business and future prospects are difficult to evaluate.

The market for bitcoin services has undergone rapid and dramatic changes in its relatively short history and is subject to significant challenges. As a result, the future revenue and income potential of our business is uncertain. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and rapidly evolving market, which risks and difficulties include, among others:

●	our relatively new, evolving and unproven business model;
●	our ability to retain and build our customer base and increase bitcoin services;
●	our ability to effectively monetize services on mobile devices,
●	our ability to attract new customers, retain existing customers and prove that our services platform is effective enough to justify a pricing structure that is profitable for us;

Failure to successfully address these risks, difficulties and other challenges associated with operating in a new and emerging market could inhibit the implementation of our business plan, significantly harm our financial condition, operating results and liquidity and prevent us from achieving or sustaining profitability.

We have inadequate capital and need for additional financing to accomplish our business and strategic plans.

We have very limited funds, and such funds are not adequate to develop our current business plan. Our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	increasing awareness of our brand name;
●	meeting customer demand and standards;
●	attaining customer loyalty;
●	developing and upgrading our product and service offerings;
●	implementing our advertising and marketing plan;
●	maintaining our current strategic relationships and developing new strategic relationships;
●	responding effectively to competitive pressures; and
●	attracting, retaining and motivating qualified personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We may not be able to continue as a going concern.

We had an accumulated deficit of $43,303 at February 28, 2015, a net loss of $43,303 and net cash used in operating activities of $0 for the period then ended. These factors raise substantial doubt in the minds of our auditors about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If the Company cannot continue as a going concern, its stockholders may lose their entire investment.

If we fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of July 10, 2015, we had one full time employees outside of our management team. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited and our business harmed with a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Timothy Roberts, our Chief Executive Officer, performs key functions in the operation of our business. The loss of any of him could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key-person insurance for members of our management team because it is cost prohibitive at this point. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on its ability to retain and motivate existing employees. Due to our reliance upon its skilled laborers, the failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on our business, operating results and financial condition. We do not maintain key person life insurance for any of its laborers.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We may be required to establish strategic relationships with third parties. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our product and marketing plan relative to our competitors. We may not be able to establish other strategic relationships in the future. In addition, any strategic alliances that we establish may subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

Our financial results may not meet the expectations of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations investors may negatively impact the value of our securities. Operating results may fluctuate due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on revenue or financial projections or comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

●	delays in sales resulting from potential customer sales cycles;
●	variations or inconsistencies in return on investment models and results;
●	changes in competition; and
●	changes or threats of significant changes in legislation or rules or standards that would change the drivers for product adoption.

Our strategy may include acquiring companies which may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability.

We may embark on a growth strategy through acquisitions of companies or operations that complement existing product lines, customers or other capabilities. We may be unsuccessful in identifying suitable acquisition candidates, or may be unable to consummate desired acquisitions. To the extent any future acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

●	unexpected losses of key employees or customer of the acquired company;
●	difficulties integrating the acquired company's standards, processes, procedures and controls;
●	difficulties coordinating new product and process development;
●	difficulties hiring additional management and other critical personnel;
●	difficulties increasing the scope, geographic diversity and complexity of our operations;
●	difficulties consolidating facilities, transferring processes and know-how;
●	difficulties reducing costs of the acquired company's business;
●	diversion of management's attention from our management; and
●	adverse impacts on retaining existing business relationships with customers.

Establishing a new brand requires an effective marketing strategy which may take a long period of time.

Our principal business strategy is to develop our services as a respected brand within the industry in which they are marketed and delivered. The marketing of consumer services is highly dependent on creating favorable consumer perception. We have little advertising experience and commitment. We intend to hire an advertising and public relations firm to represent us in the future. However, to date, we have not entered into any agreements to retain a firm to provide such services. Competitors have significantly greater advertising resources and experience and enjoy well-established brand names. There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired consumer perception.

We are operating in a highly competitive market and we are unsure as to whether or not there will be any consumer demand for our services.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger companies that invest more money in marketing. Moreover, the market for our services is potentially large but highly competitive. There is little or no hard data that substantiates the demand for our services or how this demand will be segmented over time.

There is no assurance that the Company will operate profitably or will generate positive cash flow in the future.

The Company is continuing to develop its customer base and service revenues and it is anticipated that it will continue to incur significant losses for the foreseeable future as it carries on this process. In addition, the Company's operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition and general economic conditions.

We may rely heavily on the success of viral marketing to expand consumer awareness of our services.

If we are unable to maintain or increase the efficacy of our viral marketing strategy or if we otherwise decide to expand the reach of our marketing through use of more costly marketing campaigns, we may experience an increase in marketing expenses which could have an adverse effect on our results of operations. We cannot assure you that we will be successful in maintaining or expanding our customer base and failure to do so would materially reduce our revenue and adversely affect our business, operating results and financial condition.

To compete effectively, we must continue to invest significant resources in the development of our service to enhance the user experience of our customers.

There can be no assurance that we will be able to compete successfully for customers in the future against existing or new competitors and failure to do so could result in loss of existing or potential customers, reduced revenue, increased marketing expenses or diminished brand strength, any of which could harm our business.

We may be unable to protect our proprietary technology or keep up with that of our competitors.

Our success depends to a significant degree upon the protection of our software and other proprietary intellectual property rights.  We may be unable to deter misappropriation of our proprietary information, detect unauthorized use or take appropriate steps to enforce our intellectual property rights.  In addition, our competitors may now have or may in the future develop technologies that are as good as or better than our technology without violating our proprietary rights.  Our failure to protect our software and other proprietary intellectual property rights or to utilize technologies that are as good as our competitors' could put us at a disadvantage to our competitors.

We may not be able to obtain trademark protection for our marks, which could impede our efforts to build brand identity.

We have not filed any trademark applications with the Patent and Trademark Office.  There can be no assurance that any application that we may file will be successful or that we will be able to secure significant protection for our trademark in the United States or elsewhere as we expand internationally.  Our competitors or others could adopt product or service marks similar to our mark, or try to prevent us from using our mark, thereby impeding our ability to build brand identity and possibly leading to customer confusion.  Any claim by another party against us or customer confusion related to our trademark, or our failure to obtain trademark registration, could harm our business.

We may be accused of infringing intellectual property rights of third parties.

Other parties may claim that we infringe their intellectual property rights.  In the future we may be subject to legal claims of alleged infringement of the intellectual property rights of third parties.  The ready availability of damages, royalties and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims.  Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts.  Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future, or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all.  In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own in providing ecommerce services to other businesses and individuals under commercial agreements.

If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, each of which could adversely affect our business, financial condition and results of operations.

We may not be able to obtain a merchant processing account and, if we do, we are unable to maintain our chargeback rate or refund rates at acceptable levels, credit card and debit card companies may increase our transaction fees or terminate their relationships with us. Any increases in our credit card and debit card fees could adversely affect our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

We incorporate and include third-party software into and with our applications and service offerings and expect to continue to do so.

The operation of our applications and service offerings could be impaired if errors occur in the third-party software that we use. It may be more difficult for us to correct any defects in third-party software because the development and maintenance of the software is not within our control. Accordingly, our business could be adversely affected in the event of any errors in this software. There can be no assurance that any third-party licensors will continue to make their software available to us on acceptable terms, to invest the appropriate levels of resources in their software to maintain and enhance its capabilities, or to remain in business. Any impairment in our relationship with these third-party licensors could harm our ability to maintain and expand the reach of our service, increase listener hours and sell advertising, each of which could harm our operating results, cash flow and financial condition.

Our financial condition is affected by worldwide economic conditions. To the extent that overall economic conditions reduce spending on Bitcoin services, our ability to retain current and obtain new customers could be hindered, which could reduce our revenue and negatively impact our business.

Our business is subject to the risks of earthquakes, fires, floods and other natural catastrophic events and to interruption by man-made problems such as computer viruses or terrorism.

Our systems and operations are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins or similar events. For example, a significant natural disaster, such as an earthquake, fire or flood, could have a material adverse impact on our business, operating results and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur. In addition, acts of terrorism could cause disruptions in our business or the economy as a whole. Our servers may also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could lead to interruptions, delays, loss of critical data or the unauthorized disclosure of confidential customer data. As we rely heavily on our servers, computer and communications systems and the internet to conduct our business and provide high quality service to our customers, such disruptions could negatively impact our ability to run our business, result in loss of existing or potential customers, and increased maintenance costs, which would adversely affect our operating results and financial condition.

RISKS RELATED TO THE SECURITIES MARKETS AND INVESTMENTS IN OUR COMMON STOCK

Our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current executive officers and certain large shareholders of the Company, hold approximately 73.2% of the voting power of the outstanding shares immediately after the Merger. These officers have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such our executive officers have the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us.  The interests of our executive officers may give rise to a conflict of interest with the Company and the Company's shareholders. For additional details concerning voting power please refer to the section below entitled "Description of Securities."

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted on the OTC Markets under the symbol "MLSOD." The liquidity of our common stock may be very limited and affected by our limited trading market. The OTC Market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTC Markets may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

●	The increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;
●	variations in quarterly operating results from the expectations of securities analysts or investors;
●	revisions in securities analysts' estimates or reductions in security analysts' coverage;
●	announcements of new attractions or services by us or our competitors;
●	reductions in the market share of our services;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
●	general technological, market or economic trends;
●	investor perception of our industry or prospects;
●	insider selling or buying;
●	investors entering into short sale contracts;
●	regulatory developments affecting our industry; and
●	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Our common stock may never be listed on a major stock exchange.

While we may seek the listing of our common stock on a national or other securities exchange at some time in the future, we currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") ("Rule 144").  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB).  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Merger are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D or Regulation S promulgated thereunder. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Merger may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Articles of Incorporation authorizes the issuance of up to 500,000,000 shares of common stock, $0.001 par value per share. Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  This may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies.  If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend our company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

"Penny Stock" rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

POST-EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table provides information, immediately after the Merger, regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Shareholder (1)	Beneficial Ownership	Percent of Class (2)
Timothy Roberts(3)	93,960,000	58.3%
Terrance Taylor	12,000,000	7.4%
James Perse	12,000,000	7.4%
Andrew Young	0	*
Steven Chilton	0	*
Tony Cupini	0	*
David Husted	0	*

Officers and Directors as a Group (7 persons)	117,960,000	73.2%

* Less than one percent (1%).
(1) The address for all officers, directors and beneficial owners is 5700 Oakland Avenue, #200, St. Louis, Missouri 63110.
(2) Based upon 161,196,132 shares of common stock outstanding as of July 10, 2015.
(3) Does not include 600,000 shares of Series A Preferred Stock, which vote at the rate of 250 votes of Common Stock per share of Series A Preferred Stock.

MANAGEMENT

Name	Age	Position

Timothy M. Roberts	45	Chairman and Chief Executive Officer
Terrance Taylor	49	Chief Financial Officer
Steve Chilton	64	Vice President of Research and Development and Multimedia
James Perse	45	Chief Operation Officer
Andrew Young	47	Chief Marketing Officer
Tony Cupini	49	EVP Of Finance
David Husted	45	EVP-Business Development

Timothy M. Roberts, 45, Chairman, Director, Chief Executive Officer, Treasurer and Secretary. Mr. Roberts has more than two decades of experience in the technology industry and has held prior roles such as CEO, CTO, Managing Director or Board Member for six different companies. Mr. Roberts was the innovator and founder of broadband services provider Savvis Communications (NASDAQ: SVVS), which was sold to Century Link for $2.5 billion in 2011. Savvis supports over one-third of all Internet transports, a large portion of the federal and state government infrastructure and is the dominant provider of the financial market infrastructure. Mr. Roberts also founded net-sourcing service provider, Intira Corporation, which was the first company to pioneer and sell enterprise class hosting/data centers, first to market with cloud computing (NetSourcing) as a service, combined with a worldwide OC3 ATM BGP backbone and virtualized hosting from the cloud. The company successfully raised more than $250 million in equity capital and was sold to a real estate developer, which owned buildings that housed portions of Intira's data centers, and became Terremark (NASD: TMRK). In 2011, Terremark was sold to Verizon for $1.4 billion. In addition, Mr. Roberts was the Founder and CEO of Infinium Labs, Inc., GameStreamer, Inc. and Savtira Corporation. Mr. Roberts served as the Chairman, Chief Executive Officer, Treasurer and Secretary of StationDigital Corporation (OTC: "SDIG") which he founded. StationDigital is a digital media broadcast platform.  On September 19, 2008, Mr. Roberts settled charges with the Securities and Exchange Commission. The Commission (Case No. 06-cv-1611 T-23EAJ) alleged that during a promotional fax campaign, Mr. Roberts took advantage of the increased trading volume in Infinium Labs shares to sell his personal stock holdings without reporting the sales to the public. The Commission's complaint also alleged that Roberts paid the promoter with four million shares of his own Infinium Labs stock in violation of the registration provisions of the federal securities laws. As part of the settlement, Mr. Roberts agreed, without admitting or denying the Commission's allegations, to: an injunction from future violations of Sections 5(a), 5(c) and 17(a) of the Securities Act of 1933, Sections 10(b) and 16(a) of the Securities Exchange Act of 1934 and Rules 10b 5 and 16a 3 thereunder; accepted a bar from serving as an officer or director of any public company for five years; be barred from participating in any offering of penny stock for five years; and to pay a civil penalty in the amount of $30,000.

Terrance Taylor, 49, Chief Financial Officer. Terrance has more than two decades of experience in the finance, financial reporting, accounting, telecommunications and technology industry. Mr. Taylor served as Chief Financial Officer for StationDigital Corporation from April 2014 through August 2014. From November 2010 to July 2012 Mr. Taylor served as the Vice President of Corporate Development and Treasurer of Savtira Corporation, Chief Financial Officer for GameStreamer, Inc. from October 2008 to April 2010, Consultant, Controller and Interim Chief Financial Officer for Phantom Entertainment, Inc. from November 2003 to September 2008 and Controller and Financial Reporting Manager for Wireless One Network, from January 1999 to October 2003 which was sold to AT&T Wireless for $850 million. While serving as Controller for Wireless One Network, Mr. Taylor spearheaded the transition of accounting functions from the Wireless One Network to AT&T Wireless for a 12-month post-sale transition period. Mr. Taylor's expertise also includes GAAP reporting, operating capital budgets, regulatory filings and compliance reporting. Mr. Taylor earned his Bachelor of Business Administration Degree with an Accounting Major from the University of Cincinnati.

Stephen Chilton, 64, VP of Research and Development and Multimedia Relations.  Mr. Chilton brings to HashingSpace Corporation more than 30 years of technology experience. Prior to joining the Company, Mr. Chilton worked for the Department of Education in the State of Hawaii from September/1981 to August/1999 designing and installing numerous local area networks and training many faculties in technology integration. He has authored business plans for numerous technology startups including, Infinium Labs,  a broadband gaming company; VistaWiz, a technology security company;  Hexagrid, an IaaS company; and Farmergy, a technology company managing carbon credits.  From August/1998 to September/1999, Mr. Chilton was a researcher for Intira Corporation, the first cloud computing company. He recently did competitive analysis for StationDigital, a music streaming company. He has also held positions as a technology coordinator for the State of Hawaii and in a St. Louis county public school. Mr. Chilton holds a Masters Degree in Education from Washington University in St. Louis and has 30 post masters hours in Telecommunications Management from the University of Hawaii and the Hawaii State Department of Education.

James Perse, 45, Chief Operating Officer (Acting), EVP – Operations.  Mr. Perse is a twenty year veteran of the technology industry. Prior to joining HashingSpace, Mr. Perse served as the Director of IT at StationDigital, a music streaming company.  From August 2012 to November 2014, Mr. Perse served as the VP of Technology at GoldenHeart Holdings, a cloud based company.  Mr. Perse is a network and security engineer by training. He has held various roles for Internet Service Providers and hosting companies from Senior Network Engineer to Manager of Network Operations to Director of Service Delivery. A leader in technical support, Mr. Perse has managed call centers with large national customer bases while maintaining the network infrastructure. Major accomplishments include multiple datacenter design and deployments, national deployment of DSL, and regional deployment of wireless broadband. Mr. Perse holds a Bachelor of Science in Finance from Arizona State University.

Andrew Young, 47, Chief Marketing Officer.  Mr. Young brings deep industry and product expertise, gained through the founding of multiple start-ups and the successful sale of two businesses, one to a publicly traded company, combined with executive level positions in a Fortune 100 Corporation. Young formed his first business, Emerge in 1993. It quickly became the leading provider of portable document services (PDF) focused on converting legacy content to a digital format for distribution via CD-ROM and the Internet. Customers included GE, McGraw-Hill and R.R. Donnelley. In 1998, Emerge was acquired by IKON Office Solutions, Inc. (NYSE:IKN), a $4.7 billion office products company. While at Emerge, Mr. Young formed PDFzone.com. This was a global resource for publishing professionals, the only official mirror site for downloading early releases of Adobe's Acrobat Reader software, and referenced in numerous books and articles. PDFzone was later merged with numerous publishing related web properties operated by Ziff-Davis. In 2005, Mr. Young combined his passion for music with expertise in digital imaging, to form Tunipop, a patent-pending, real-time shopping experience for streaming media. Mr. Young has held numerous marketing positions in Business Development, Product Development and Professional Services, and is a trained Six Sigma Black Belt.

Tony Cupini, 49, EVP – Finance. Mr. Cupini leverages 28 years in diverse financial leadership roles focused on all aspects of corporate finance including managing private equity portfolios, significant investment banking assignments, and sourcing capital. Prior to joining HashingSpace and since July 2013, Mr. Cupini served as Managing Director of Proteus Capital.  From July/2000 to December/2010, Mr. Cupini was founder and Managing Director of STL Capital Holdings, a boutique investment banking firm focused on assignments with companies in the $50 million to $100 million market cap range. From May/1996 to December/2003, Mr. Cupini was the founder and Portfolio Manager of STL Capital Partners, a private equity fund created to take advantage of niche equity investments in micro-cap public companies. From May/1996 to December/2003, Mr. Cupini was Chief Investment Officer of Anthony Advisors, a nationally-recognized and registered investment advisory firm. Mr. Cupini began his investment career in October 1987 with American Express Financial Advisors (now Ameriprise) where he earned the prestigious designation of Master Advisor and was consistently in the top producing 1% of the 6,500 advisors at American Express. Mr. Cupini attended Arizona State University and Drake University.

David Husted, 45, EVP - Business Development. Prior to joining HashingSpace, Mr. Husted has had a varied career in many different industries. Mr. Husted held senior business development, marketing and management positions for more than 20 years in the telecom and IT industries. He held various positions with AT&T over a 5 year period.  Mr. Husted has developed a number of integrated websites with a focus on database captures for sales and service. These database captures support the CRM tools for business management. Additionally, he has developed business network security and web services including e-commerce through e-strategy data solutions.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company's principal executive officer during the last two completed fiscal years ending May 31, 2015 and 2014; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended May 31, 2015 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Summary Compensation of Executive Officers

Name and Principal Position	Year	Salary (1)	Bonus	Equity Awards	Option Awards	All Other Compensation	Total
Yahor Bryshtsel	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
Timothy M. Roberts	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
Terrance Taylor	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
Steve Chilton	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
James Perse	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
Andrew Young	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
Tony Cupini	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—
David Husted	2014	—	—	—	—	—	—
	2013	—	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and non-vested stock award held by each of the Company's named executive officers as of May 31, 2015.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Yahor Bryshtsel	—	—	N/A	N/A
Timothy M. Roberts	—	—	N/A	N/A
Terrance Taylor	—	—	N/A	N/A
Steve Chilton	—	—	N/A	N/A
James Perse	—	—	N/A	N/A
Andrew Young	—	—	N/A	N/A
Tony Cupini	—	—	N/A	N/A
David Husted	—	—	N/A	N/A

Compensation of Directors

The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

None.

DESCRIPTION OF SECURITIES

General

The Company's authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. After the closing of the Merger, and giving effect to the Split, the Company had 161,196,132 shares of Common Stock issued and outstanding held by approximately 35 shareholders of record, excluding an unknown amount of shareholders holding their ownership in street name, and 600,000 shares of Series A Preferred Stock issued and outstanding held by one shareholder.

Common Stock

Holders of Company's common stock are entitled to one vote per share on each matter submitted to vote at a meeting of Company's stockholders. Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company's common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

The Company's Amended and Restated Articles of Incorporation authorizes the issuance of 10,000,000 shares of "Blank Check" Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Preferred Stock

The Company has authorized a total of 600,000 shares of Series A Preferred Stock (the "Series A"). The Series A is not entitled to dividends or conversion into any other securities of the Company's securities. The Series A is junior in liquidation preference to shares of the Company's Common Stock. The Series A votes at the rate of 250 votes per share.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S' COMMON STOCK AND RELATED SHAREHOLDER MATTERS

(a)            Market information.

Our common stock first became quoted on the FINRA Over-the-Counter Markets, or "OTC Markets" under the trading symbol "MLSO" on June 5, 2015. The Company's trading symbol was changed to "MLSOD" on June 16, 2015. The following table lists the high and low bid information for our common stock as quoted on the OTC Markets for the fiscal years ended 2015 and 2014, respectively:

	Price Range
Quarter Ended	High ($)	Low ($)
May 31, 2015	0	0
February 28, 2015	0	0
November 30, 2014	0	0
August 31, 2014	0	0
May 31, 2014	0	0
February 28, 2014	0	0
November 30, 2013	0	0
August 31, 2013	0	0

The above quotations from the OTC Markets reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

(b)          Holders.
The number of record holders of our common stock as of July 10, 2015, was approximately thirty-eight (38) based on information received from our transfer agent. This amount excludes an indeterminate number of shareholders whose shares are held in "street" or "nominee" name with a brokerage firm or other fiduciary.

(c)          Dividends.

We have not paid or declared any cash dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Liability and Indemnification of Directors and Officers

Subject to applicable law, none of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions which involve intentional misconduct, fraud, knowing violation of law, (iii) for the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes or (iv) where eliminating or limiting such liability is prohibited by applicable law.

The Company may indemnify any person in any action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The Company may indemnify any person in any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liability under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Item 2.02 Results of Operations and Financial Condition.

GOING CONCERN

We have incurred losses of $43,303 since inception and have net cash used from our operations of $0 through the period ended February 28, 2015. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations

Liquidity and Capital Resources

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of July 10, 2015, there were no off balance sheet arrangements.

Basis of Presentation

The financial statements of the Company are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Critical Accounting Policies

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Digital Currencies Translations and Remeasurements

The Company accounts for digital currencies, which it considers to be an operating asset, at their initial cost and subsequently remeasures the carrying amounts of digital currencies it owns at each reporting date based on their current fair value.  The changes in the fair value of digital currencies are included as a component of income or loss from operations.  The Company currently classifies digital currencies as a current asset.  Digital currencies are considered a crypto-currency and the Company receives deposits of digital currencies in bitcoins from transaction verification services, which is also known as bitcoin mining operations.

The Company obtains the equivalency rate of bitcoins to USD from the published exchange rates of CoinDesk.  The equivalency rate obtained from this source represents a generally well recognized quoted price in an active market for bitcoins, which market and related database are accessible to the Company on an ongoing basis.

The Bitcoin Price Index was $253.53 as of February 28, 2015.

Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share. ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method.

In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Income Taxes

As a result of the incorporation, beginning on February 16, 2015, the Company is taxed as a C Corporation. Prior to the incorporation, the Company was a sole proprietorship, whereby the income or loss was reported by the sole proprietor on his income tax return. Therefore, no provision for income taxes has been provided in the accompanying financial statements for the period November 12, 2014 (Inception) to February 16, 2015.

The Company accounts for income under FASB ASC 740, Income Taxes. ASC 740 requires deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Fair Value of Financial Instruments

The Company measures the fair value of its assets and liabilities under the guidance of ASC 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but its provisions apply to all other accounting pronouncements that require or permit fair value measurement. ASC 820 clarifies that fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. ASC 820 requires the Company to use valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;

Level 2: Observable inputs, other than the quoted prices in active markets, that are observable either directly or indirectly such as quoted prices for similar assets or liabilities or market-corroborated inputs; and

Level 3: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities. The valuation techniques that may be used to measure fair value are as follows:

A.	Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

B.	Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models and excess earnings method.

C.	Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from transaction verification services at the time bitcoins are received in our digital wallet at the prevailing market price on the day of receipt reported by CoinDesk.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is computed based on cost using the straight-line method based on the estimated useful lives of the assets.

The estimated useful lives of the assets are as follows:

Transaction verification servers:	2 years
Computer and office equipment:	3 years

Management has assessed the basis of depreciation of the Company's transaction verification servers that verify digital currency transactions and generate bitcoins. The rate at which the Company generates bitcoins and consumes the economic benefits of its transaction servers are influenced by a number of factors including the following:

•	the complexity of the transaction verification process which is driven by the algorithms contained within the bitcoin open source software;

•	the availability of appropriate computer processing capacity on a global basis (commonly referred to in the industry as hashing capacity which is measured in Petahash units); and

•	technological obsolescence reflecting rapid development in the transaction verification server industry such that more recently

Due to the Company's relatively short life cycle to date, Management has limited data available. Based on the current data available to it, Management has determined that a 2 year useful life best reflects the current expected useful life of the transaction verification servers. Management will review this estimate annually and will revise such estimates as and when additional data becomes available.

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Capitalized Development Costs

Product development consists primarily of software engineering and design of core information technology. We have incurred product development expenses primarily to improve our system and develop new products.

We account for our development costs in accordance with ASC 350, Intangibles – Goodwill and Other, which sets forth the appropriate method of accounting for internal-use software and website development costs.

We account for internal-use software and website development costs in accordance with ASC 350, Intangibles – Goodwill and Other, which sets forth the appropriate method of accounting for each of the following stages:

●	the costs incurred during the preliminary project stage are expensed as incurred;

●	the costs incurred for activities during the application and graphics development stage, including infrastructure, are capitalized, with the exception of data conversion and training costs which are expensed as incurred; and

●	the costs incurred during the postimplementation-operation stage are expensed as incurred

We evaluate the costs incurred during the development stage of product development to determine whether the costs meet the criteria for capitalization. As of February 28, 2015, we had approximately $10,209 of capitalized development costs, net of accumulated amortization. These costs will be amortized over their three year estimated useful lives which begins when the costs are ready for their intended use. From November 12, 2014 (Inception) through February 28, 2015, the Company recorded amortization expense of $0.

Comprehensive Income

Net loss is the Company's only component of comprehensive income or loss for the period November 12, 2014 (Inception) through February 28, 2015.

Advertising Expense

Advertising costs are expensed as incurred. The Company did not incur advertising expense for the period November 12, 2014 (Inception) through February 28, 2015.

Recent Accounting Pronouncements

Company management does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01, in connection with the Merger, the Company issued an aggregate of 120,000,000 shares of its Common Stock and 600,000 shares of Series A Preferred Stock to the shareholders of HSC.  Additionally, the Registrant issued a total of 8,446,132 shares of Common Stock as a result of the conversion of an aggregate of $238,250 in convertible promissory notes (the "Notes") held by HSC.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

ITEM 5.01.     CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.02.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a) The audited financial statements of HashingSpace as of February 28, 2015 are attached hereto as Exhibit 99.2 pursuant to Item 2.01 of Form 8-K.

(b) As a result of its acquisition of HSC described in Item 2.01, the Company is filing the pro forma financial information required by Item 9.01 herewith as Exhibit 99.3.

(c) Exhibits

Number	Description
2.1	Agreement and Plan of Merger between HashingSpace Corporation (NV) and HashingSpace Corporation (DE), dated July 10, 2015.
3.1	Amended and Restated Articles of Incorporation of HashingSpace Corporation (Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on May 26, 2015).
99.1	Audited financial statements as of February 28, 2015 of HashingSpace Corporation.
99.2	Unaudited condensed combined pro forma financial statements as of February 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2015	HASHINGSPACE CORPORATION

	By:	/s/ Timothy Roberts
Name: Timothy Roberts
Title: Chairman, Chief Executive Officer